EXHIBIT 99.1

Enfission to Present Regulatory Approval Plan to the U.S. NRC in 2018, Company Announces at World Nuclear Fuel Cycle Conference

Innovative nuclear fuel provides economic, safety and non-proliferation benefits, says Enfission executive

RESTON, Va. – April 23, 2018 – Enfission LLC, a joint venture of Lightbridge Corporation (NASDAQ: LTBR) and Framatome, today announced that Jim Malone, Chief Fuel Development Officer at Lightbridge and Vice President, Fuel Development at Enfission, provided detailed manufacturing, regulatory and commercial plans for its innovative nuclear fuel technology to attendees at the World Nuclear Fuel Cycle conference on April 19. Organized by the Nuclear Energy Institute and World Nuclear Association (WNA), the World Nuclear Fuel Cycle Conference is an international forum that was held in Madrid from April 17-19.

During a panel discussion on the WNA Harmony challenge, which outlines the need to scale up new nuclear power generation to combat climate change, Malone described how Enfission’s Lightbridge Fuel can contribute to adding 1,000 gigawatts of nuclear energy capacity by 2050. Since both current and future reactors can use Lightbridge fuel, it is well suited to serve the needs created by the Harmony challenge.

“Enfission is making steady progress towards validation and commercialization of its metallic nuclear fuel, which significantly enhances the economics of existing and planned nuclear reactors, in addition to the safety and non-proliferation benefits of the fuel. We look forward to submitting our regulatory approval plan to the U.S. Nuclear Regulatory Commission later this year,” said Malone.

Enfission was officially launched in January 2018 by Lightbridge, a nuclear fuel technology company, and Framatome, a leader in nuclear fuel, components and reactor services, to develop, license and sell nuclear fuel assemblies.

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is a nuclear fuel technology development company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future reactors, which significantly enhances the economics and safety of nuclear power, operating about 1000° C cooler than standard fuel. In January 2018, Lightbridge and Framatome, Inc. formed a 50-50 joint venture, Enfission, LLC, to develop, license, manufacture, and sell nuclear fuel assemblies based on Lightbridge-designed metallic fuel technology and other advanced nuclear fuel intellectual property. Enfission has the exclusive rights to this technology and is responsible for the development of manufacturing processes and fuel assembly designs for pressurized water reactors (PWRs), boiling water reactors (BWRs), water-cooled small modular reactors, and water-cooled research reactors developed around this intellectual property. PWRs and BWRs constitute the most widely used reactor types in the world. Four large electric utilities that generate about half the nuclear power in the US already advise Lightbridge on fuel development and deployment. In addition to distributions from Enfission based on the parties’ ownership interest in the joint venture, Lightbridge anticipates receiving future licensing revenues in connection with sales by Enfission of nuclear fuel incorporating its intellectual property. Lightbridge also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. For more information please visit: www.ltbridge.com.

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Forward Looking Statements

With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's joint venture operating agreement and other binding agreements with Framatome, the expected cooperation between Framatome and the Company, the ability of commercial nuclear utilities to generate more electricity from their nuclear power plants using Lightbridge fuel, and that the economic and safety benefits of our fuel will encourage greater use of nuclear power. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company's ability to manage its business effectively in a rapidly evolving market; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Lightbridge Contact:

David Waldman/Natalya Rudman

Tel. +1 855-379-9900

ir@ltbridge.com

About Framatome

Framatome is a major international player in the nuclear energy market recognized for its innovative solutions and value-added technologies for designing, building, maintaining, and advancing the global nuclear fleet. The company designs, manufactures, and installs components and fuel for nuclear power plants and offers a full range of reactor services.

With 14,000 employees worldwide, every day Framatome’s expertise helps its customers improve the safety and performance of their nuclear plants and achieve their economic and societal goals.

Framatome US Contact

Tel.: +1 434-856-6560

press@framatome.com

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